EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of TNS, Inc.
Pursuant to the
Offer to Purchase For Cash
Up to 9,000,000 Shares of its Common Stock
at a Purchase Price not greater than $18.50 per Share
nor less than $18.00 per Share

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 3, 2005, UNLESS THE OFFER IS EXTENDED.

        As set forth under Section 3 of the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined below) if:

          (i)    certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of TNS, Inc., a Delaware corporation (the "Company"), cannot be delivered to Wachovia Bank, N.A., the Depositary, prior to 5:00 p.m., New York City time, on Tuesday, May 3, 2005, unless extended (such date and time, as the same may be extended, the "Expiration Date");

          (ii)   the procedure for book-entry transfer set forth in Section 3 of the Company's Offer to Purchase, dated April 5, 2005 (the "Offer to Purchase"), cannot be completed on or before the Expiration Date on a timely basis; or

          (iii)  the Letter of Transmittal and all other required documents cannot be delivered to the Depositary on or before the Expiration Date.

        This Notice of Guaranteed Delivery, properly completed and executed, may be delivered by hand to the Depositary, or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described under Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

WACHOVIA BANK, N.A.

By Mail:	By Courier or Hand:
Wachovia Bank, N.A. Securities Processing Center P.O. Box 859208 Braintree, MA 02185-9208	Wachovia Bank, N.A. Securities Processing Center 161 Bay State Drive Braintree, MA 02184
Telephone: (800) 829-8432
By Facsimile Transmission: (781) 380-3388
To confirm facsimile: (781) 843-1833 ext. 200

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

        Number of Shares to be tendered.                    Shares

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 5 to Letter of Transmittal) THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
(1) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

By checking the ONE box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders Shares at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer.
☐
I want to maximize the chance of having the Company accept for purchase all of the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, I hereby tender Shares at, and am willing to accept, the Purchase Price resulting from the Offer process. This action could result in receiving a price as low as $18.00 per Share.
OR
(2) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Pursuant to the Offer," the undersigned hereby tenders Shares at the purchase price checked. This action could result in none of the Shares being purchased if the Purchase Price determined by the Company for the Shares is less than the purchase price checked below.
☐ $18.00
☐ $18.25
☐ $18.50
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

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ODD LOTS

(See Instruction 9 to Letter of Transmittal)

        To be completed ONLY if the Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on April 4, 2005, and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (CHECK ONE BOX):

☐	was the beneficial or record owner of, as of the close of business on April 4, 2005, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐
is a broker dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on April 4, 2005, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.
In addition, the undersigned is tendering Shares either (CHECK ONE BOX):
☐
at the Purchase Price (as defined below), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or
☐	at the price per Share indicated below under "Shares Tendered at Price Determined by Stockholder."

CONDITIONAL TENDER

(See Instruction 6 to Letter of Transmittal)

        A tendering stockholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered by the tendering stockholder, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased from the tendering stockholder by the Company pursuant to the terms of the Offer, none of the Shares tendered by the tendering stockholder will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of Shares that must be purchased from the tendering stockholder if any are purchased, and each stockholder is urged to consult his or her own tax advisor.

        Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐
The minimum number of Shares that must be purchased from the tendering stockholder, if any are purchased, is:                          Shares.

        If, due to proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked the following box:

☐
The tendered Shares represent all Shares held by the undersigned.

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PLEASE SIGN ON THIS PAGE
(PLEASE TYPE OR PRINT)

Signature(s):

Name(s) of Record Holder(s):

Dated:	, 2005
Number of Shares Tendered:

Certificate Number(s) (If Available):

Address(es):
(Include Zip Code)
Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer: ☐

Name of Tendering Institution:

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity, is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each such entity, an "Eligible Institution") and represents that: (a) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), or an Agent's Message, in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three NYSE trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

Name of Eligible Institution:

Address:
(Include Zip Code)
Area Code and Telephone No.:

Authorized Signature:

Name:
(Please Print or Type)
Title:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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